Exhibit 99.2


IMPORTANT NOTICE TO SHAREHOLDERS:

After the printing of the enclosed 1st Quarter Report to Shareholders, an error was found in the March 31, 2005 calculation of Book value per share. The book value listed of $9.67 was incorrect and should be $8.92. The decrease from prior periods reflects the payment of the regular and special dividend of January 2005 of $0.64 which was partially offset by the first quarter's earnings per share of $0.31. We apologize for any confusion this error may cause for you but did not want to delay the mailing to you. If you have any questions, please call Marsha Mongeon at 802-888-6600.


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